                                  EXHIBIT 23.2


                [LETTERHEAD ROTHGERBER, APPEL, POWERS & JOHNSON]


                                 August 22, 1995




                            CONSENT OF LEGAL COUNSEL

TriCo Bancshares
15 Independence Circle
Chico, CA  95926

Ladies and Gentlemen:

     We consent to the use in the Registration Statement on Form S-8 of TriCo Bancshares (the "Corporation") relating to the registration of shares of a single class of the Corporation's common stock, without par value, issuable under the Corporation's 1995 Incentive Stock Option Plan, of our name and the statement with respect to our firm under the heading of "Interests of Named Experts and Counsel" in the Registration Statement.

                         Sincerely yours,


                         ROTHGERBER, APPEL, POWERS & JOHNSON